     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 7, 1997


                                                      REGISTRATION NO. 333-16277
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                AMENDMENT NO. 3


                                       TO

                                    FORM F-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                       EURO TECH HOLDINGS COMPANY LIMITED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER
               AND TRANSLATION OF REGISTRANT'S NAME INTO ENGLISH)

  BRITISH VIRGIN ISLANDS             5090                       NA
     (STATE OR OTHER          (PRIMARY STANDARD          (I.R.S. EMPLOYER
        JURISDICTION              INDUSTRIAL           IDENTIFICATION NO.)
   OF INCORPORATION OR       CLASSIFICATION CODE
      ORGANIZATION)                NUMBER)

                           18F Gee Chang Hong Centre

                       65 Wong Chuk Hang Road, Hong Kong
                               011-852-2814-0311
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                             C T CORPORATION SYSTEM
                                 1633 Broadway
                            New York, New York 10019
                                 (212) 664-1666
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                            ------------------------

                                   COPIES TO:

         ROBERT PEREZ, ESQ.                          JAY M. KAPLOWITZ, ESQ.
       GUSRAE, KAPLAN & BRUNO         GERSTEN, SAVAGE, KAPLOWITZ, FREDERICKS & CURTIN, LLP
          120 Wall Street                             101 East 52nd Street
      New York, New York 10005                      New York, New York 10022
       Tel No. (212) 269-1400                        Tel No. (212) 752-9700
       Fax No. (212) 809-5449                        Fax No. (212) 752-9713

        Approximate date of commencement of proposed sale to the public:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

     If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            ------------------------

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                        PROPOSED       PROPOSED
                                                         MAXIMUM        MAXIMUM
                                          AMOUNT        OFFERING       AGGREGATE      AMOUNT OF
        TITLE OF EACH CLASS OF            TO BE           PRICE        OFFERING     REGISTRATION
     SECURITIES TO BE REGISTERED        REGISTERED     PER UNIT(1)     PRICE(1)          FEE
--------------------------------------------------------------------------------------------------
Common Stock, $.01 par value..........   690,000(2)      $ 5.00       $3,450,000      $1,045.46
--------------------------------------------------------------------------------------------------
Redeemable Common Stock Purchase
  Warrants............................   690,000(3)      $  .15        $ 103,500      $   31.36
--------------------------------------------------------------------------------------------------
Common Stock, $.01 par value(4).......    690,000        $ 5.50       $3,795,000      $1,150.00
--------------------------------------------------------------------------------------------------
Underwriter's Stock Warrants(5).......     60,000        $   --       $        5      $      --
--------------------------------------------------------------------------------------------------
Common Stock, $.01 par value(6).......     60,000        $ 8.25        $ 495,000      $ 150.00
--------------------------------------------------------------------------------------------------
Underwriter's Warrants(7).............     60,000        $   --       $        5      $      --
--------------------------------------------------------------------------------------------------
Common Stock Purchase Warrants(8).....     60,000        $.2475       $   14,850      $    4.50
--------------------------------------------------------------------------------------------------
Common Stock, $.01 par value(9).......     60,000        $ 6.00        $ 360,000      $ 109.09
--------------------------------------------------------------------------------------------------
Redeemable Common Stock Purchase
  Warrants to be sold by Selling
  Securityholders.....................    930,000      $  .15(10)      $ 139,500      $   42.27
--------------------------------------------------------------------------------------------------
Common Stock, $.01 par value to be
  sold by Selling Securityholders.....    930,000      $ 5.50(10)     $5,115,000      $1,550.00
--------------------------------------------------------------------------------------------------
       TOTAL..........................                                              $4,082.68(12)
                                                                                     ==========
==================================================================================================

---------------
 (1) Except as set forth in Note (10), estimated solely for purposes of calculating the registration fee.

 (2) Includes 90,000 shares of Common Stock subject to the underwriter's overallotment option and assumes the overallotment option is exercised in full.

 (3) Includes 90,000 Redeemable Common Stock Purchase Warrants subject to the underwriter's overallotment option and assumes the overallotment option is exercised in full.

 (4) Issuable upon exercise of the Redeemable Common Stock Purchase Warrants referred to in the prior note.

 (5) To be issued to the Underwriter, entitling the Underwriter to purchase up to 60,000 shares of Common Stock.

 (6) Issuable upon the exercise of the Underwriter's Stock Warrants.

 (7) To be issued to the Underwriter, entitling the Underwriter to purchase up to 60,000 Common Stock Purchase Warrants.

 (8) Issuable upon the exercise of the Underwriter's Warrants.
 (9) Issuable upon the exercise of the Common Stock Purchase Warrants identified in the prior note.

(10) Price is based upon actual sale price paid or to be paid by Selling Securityholders to Registrant.

(11) Issuable upon the exercise of the Redeemable Common Stock Purchase Warrants which are to be sold by the Selling Securityholders.

(12) $4,734.24 previously paid with initial filing on November 18, 1996.

     PURSUANT TO RULE 416, THERE ARE ALSO BEING REGISTERED SUCH ADDITIONAL BUT INDETERMINATE NUMBER OF SHARES AS MAY BECOME ISSUABLE PURSUANT TO ANTI-DILUTION PROVISIONS OF THE REDEEMABLE COMMON STOCK PURCHASE WARRANTS AND THE UNDERWRITER'S STOCK WARRANTS AND UNDERWRITER'S WARRANTS.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                       EURO TECH HOLDINGS COMPANY LIMITED
                             CROSS REFERENCE SHEET
                   PURSUANT TO ITEM 501(B) OF REGULATION S-K

                      ITEM OF FORM F-1                             LOCATION IN PROSPECTUS
-------------------------------------------------------------  ------------------------------
 1.  Forepart of the Registration Statement and Outside Front
     Cover Page of Prospectus................................  Front Cover Page of
                                                               Registration Statement; Cross
                                                               Reference Sheet; Outside Front
                                                               Cover Page of Prospectus
 2.  Inside Front and Outside Back Cover Pages of
     Prospectus..............................................  Inside Front Cover Page of
                                                               Prospectus; Additional
                                                               Information; Outside Back
                                                               Cover Page of Prospectus
 3.  Summary Information, Risk Factors and Ratio of Earnings
     to Fixed Charges........................................  Prospectus Summary; Risk
                                                               Factors
 4.  Use of Proceeds.........................................  Prospectus Summary; Use of
                                                               Proceeds
 5.  Determination of Offering Price.........................  Outside Front Cover Page of
                                                               Prospectus; Underwriting
 6.  Dilution................................................  Dilution; Risk Factors
 7.  Selling Securityholders.................................  Concurrent Registration for
                                                               Selling Securityholders
 8.  Plan of Distribution....................................  Outside Front Cover Page of
                                                               Prospectus; Underwriting
 9.  Description of Securities to be Registered..............  Outside Front Cover Page of
                                                               Prospectus; Prospectus
                                                               Summary; Description of
                                                               Securities
10.  Interests of Named Experts and Counsel..................  Legal Matters; Experts
11.  Information with Respect to the Registrant..............  Outside Front Cover Page of
                                                               Prospectus; Prospectus
                                                               Summary; Risk Factors;
                                                               Capitalization; Unaudited Pro
                                                               Forma Condensed Consolidated
                                                               Financial Statements; Selected
                                                               Financial Information;
                                                               Management's Discussion and
                                                               Analysis of Financial
                                                               Condition and Results of
                                                               Operations; Business;
                                                               Management; Certain
                                                               Transactions; Principal
                                                               Shareholders; Description of
                                                               Securities; Dividend Policy;
                                                               Shares Eligible for Future
                                                               Sale; Appendix -- The People's
                                                               Republic of China; Financial
                                                               Statements
12.  Disclosure of Commission Position on Indemnification for
     Securities Act Liabilities..............................                *

---------------

* Item is inapplicable, or the answer thereto is in the negative, and is omitted.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The estimated expenses of this offering, all of which are to be paid by the Registrant, in connection with the issuance and distribution of the Securities being registered, are as follows:

SEC Registration Fee............................................................  $  4,734.24
NASD Filing Fee.................................................................     1,872.93
NASDAQ Listing and Filing Fees..................................................    15,000.00*
Printing and Engraving Expenses.................................................    50,000.00*
Accounting Fees and Expenses....................................................   100,000.00*
Legal Fees and Expenses.........................................................   212,000.00*
Blue Sky Fees and Expenses......................................................    50,000.00*
Transfer and Warrant Agent Fees and Expenses....................................    10,000.00*
Consulting Agreement with Underwriter...........................................   108,000.00
Underwriter's non-accountable expense allowance (assuming no exercise of the
  overallotment option).........................................................    92,700.00
Miscellaneous Expenses..........................................................     5,942.83*
Total...........................................................................  $650,250.00*
                                                                                  ===========

---------------

* Estimated.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 57 of the British Virgin Islands International Business Companies Ordinance provides as follows:

     (1) Subject to subsection (2) and any limitations in its memorandum or articles, a company incorporated under this Ordinance may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

          (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator of the company; or

          (b) is or was, at the request of the company, serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

     (2) Subsection (1) only applies to a person referred to in that subsection if the person acted honestly and in good faith with a view to the best interests of the company and, in the case of criminal proceedings, the person has no reasonable cause to believe that his conduct was unlawful.

     (3) The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is in the absence of fraud, sufficient for the purposes of this section, unless a question of law is involved.

     (4) The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the company or that the person had reasonable cause to believe that his conduct was unlawful.

     (5) If the person referred to in subsection (1) has been successful in defense of any proceedings referred to in subsection (1), the person is entitled to be indemnified against all expenses, including legal fees, and against all judgements, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

     In addition, Section 58 of the British Virgin Islands International Business Ordinance provides as follows:

        A company incorporated under this Ordinance may purchase and maintain insurance in relation to any person who is or was a director, an officer or a liquidator of the company, or who at the request of the company is or was serving as a director, an officer or a liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the company has or would have had the power to indemnify the person against the liability under subsection (1) of section 57.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     The Registrant has sold the following securities within the past three years:

                                       A

     In November 1996, the Registrant sold an aggregate of 150,000 shares of its Common Stock to the entities identified as follows, at a price of $.01 per share, Gusrae, Kaplan & Bruno (50,000 shares); Sidford International Ltd. (100,000 shares); and

                                       B

     In November 1996, the Registrant sold, to the persons and entities identified below, the securities of the Registrant for the consideration indicated opposite their names:

         PERSON/ENTITY                           NUMBER OF SECURITIES                   CONSIDERATION
-------------------------------  -----------------------------------------------------  ----------
Signal Hill, N.V...............  Ninety Two Hundredths of a Unit (s)of the Company's    $13,800.00
                                 Securities*
Celestial Dreams Corp., N.V....  One Unit of the Company's Securities*                  $15,000.00
Richgrove, N.V.................  One Unit of the Company's Securities*                  $15,000.00
Waveland Corp, N.V.............  One Unit of the Company's Securities*                  $15,000.00
Eaglehurst, N.V................  One Unit of the Company's Securities*                  $15,000.00
Totado International, N.V......  7/10ths of a Unit of the Company's Securities*         $10,500.00
Lillian Goldman................  One Half of a Unit of the Company's Securities*        $ 7,500.00
Jennifer L. King...............  One Half of a Unit of the Company's Securities*        $ 7,500.00
Maureen Hilson.................  One Half of a Unit of the Company's Securities*        $ 7,500.00
Imagine Holdings Corp..........  One Half of a Unit of the Company's Securities*        $ 7,500.00
Ningling Jing..................  3/10ths of a Unit of the Company's Securities*         $ 4,500.00
Edward Boginsky................  One Quarter of a Unit of the Company's Securities*     $ 3,750.00
K. Percy.......................  One Quarter of a Unit of the Company's Securities*     $ 3,750.00
Pamela Gailliard...............  One Quarter of a Unit of the Company's Securities*     $ 3,750.00
Robert B. Sauter...............  One Tenth of a Unit of the Company's Securities*       $ 1,500.00
Louella Fiedtkou...............  One Tenth of a Unit of the Company's Securities*       $ 1,500.00
Philip Settles.................  One Tenth of a Unit of the Company's Securities*       $ 1,500.00
Dr. David Mehler...............  One Tenth of a Unit of the Company's Securities*       $ 1,500.00
David H. Meyrowitz.............  One Tenth of a Unit of the Company's Securities*       $ 1,500.00
Farid K. Farida................  One Tenth of a Unit of the Company's Securities*       $ 1,500.00
Edwin S. Osias.................  One Tenth of a Unit of the Company's Securities*       $ 1,500.00

         PERSON/ENTITY                           NUMBER OF SECURITIES                   CONSIDERATION
-------------------------------  -----------------------------------------------------  ----------
Lon Rubackin...................  One Tenth of a Unit of the Company's Securities*       $ 1,500.00
Gale L. Sayer Proby............  One Tenth of a Unit of the Company's Securities*       $ 1,500.00
Charles A. Conner, Jr..........  One Tenth of a Unit of the Company's Securities*       $ 1,500.00
Georgia M. Rogers..............  One Twentieth of a Unit of the Company's Securities    $   750.00
Jon A. & C. Elizabeth            One Twentieth of a Unit of the Company's Securities*   $   750.00
  Maresca......................
Jane Troyer....................  One Twentieth of a Unit of the Company's Securities*   $   750.00
Clifford Feldstein.............  One Twentieth of a Unit of the Company's Securities*   $   750.00
Ulysses Fleming................  One Tenth of a Unit of the Company's Securities*       $ 1,500.00
John Andrew Roe................  Three One-hundredths of a Unit of the Company's        $   450.00
                                 Securities*
                                 TOTAL                                                  $150,000.00

------------------

* Each Unit consisting of 100,000 Redeemable Common Stock Purchase Warrants.

     These transactions were exempt from registration under the Securities Act of 1933, as amended (the "Act"), under Section 4(2) of that Act as not involving a public offering, and as to those sales set forth under subsection B above, reliance is placed upon Rule 506 of Regulation D and Section 4(6) of the Act. No underwriter was engaged by the Registrant in connection with the issuances described above in A. May Davis Group, Inc acted as placement agent for the Registrant in connection with the issuances described in B above and received a commission and non-accountable expense equal to 10% and 3% of the aggregate amount of such securities. The recipients of all of the foregoing securities represented that such securities were being acquired for investment and not with a view to the distribution thereof. In addition, the certificates evidencing such securities bear restrictive legends.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(A) EXHIBITS

     1.1    Form of Underwriting Agreement (2)
     3.1    Registrant's Restated Memorandum and Articles of Association (1)
     4.1    Form of Underwriter's Warrant Certificate (2)
     4.2    Form of Financial Consulting Agreement to be entered into by and between the
            Registrant and the Underwriter (2)
     4.3    Form of Common Stock Certificate (2)
     4.4    Form of Redeemable Common Stock Purchase Warrants (2)
     4.5    Form of Warrant Agreement between Registrant and American Stock Transfer & Trust
            Company (2)
     5.1    Opinion of Smith Hughes, Raworth & McKenzie (2)
    10.1    Form of Stock Exchange Agreement (2)
    10.2    Preliminary Agreement between the Shanghai Thermometric Instrument Plant and Euro
            Tech (Far East) Ltd. (1)
    10.3    Lease For Euro Tech (Far East) Ltd.'s Hong Kong Office (1)
    10.4    Lease For Euro Tech (Far East) Ltd.'s Guangzhou Office (1)
    10.5    Purchase Agreement between Beijing China International Industry and Commerce Co.
            Ltd. and Euro Tech (Far East) Ltd. (Beijing sales office) (1)
    10.6    Purchase Agreement between Shanghai Xing Tai Real Estate Development Incorp. and
            Euro Tech (Far East) Ltd. (Shanghai sales office) (1)
    10.7    International Sales Representative and Distribution Agreement between Wallace &
            Tiernan and Euro Tech (Far East) Ltd. (1)
    10.8    Sales Representative Agreement between the Finnigan Corporation and Euro Tech (Far
            East) Ltd. (1)

    10.9    Distributorship Agreement between Hach Company and Euro Tech (Far East) Limited
            (1)
   10.10    Hong Kong Bank Mortgage Commitment Letter with Euro Tech (Far East) Ltd.
            (regarding Beijing sales office) (1)
   10.11    The Bank of East Asia Limited Mortgage Commitment Letter with Euro Tech (Far East)
            Limited (regarding Shanghai sales office) (1)
   10.12    Hong Kong Bank Mortgage with Euro Tech (Far East) Limited (regarding new office)
            (1)
   10.13    Standard Chartered Bank Mortgage with Euro Tech (Far East) Limited (regarding investment property) (1)
   10.14    Form of Agreement among Registrant, Euro Tech (Far East) Limited and Shereman
            Enterprises Ltd. (for the services of T.C. Leung) (2)
   10.15    Registrant's Stock Option Plan (2)
   10.16    Consulting Agreement with Sidford International Ltd. (2)
    23.1    Consent of Smith Hughes, Raworth & McKenzie (included in Exhibit 5.1) (2)
    23.2    Consents of Arthur Anderson & Co., Hong Kong (3)
    23.3    Consent of Gusrae, Kaplan & Bruno (2)
    23.4    Consent of Hastings & Co. (2)
    23.5    Consent of Jingtian Associates (2)
    24.1    Power of Attorney included on Page II-6 of initial filing.


---------------

(1) Previously filed with initial filing.

(2) Previously filed with Amendment No. 1 on January 31, 1997.


(3) Filed herewith.


(b) Financial Statement Schedule(s)

NONE REQUIRED.

ITEM 17.  UNDERTAKINGS

     The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

     (4) To file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a) (3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a) (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (6) The undersigned registrant hereby undertakes to provide to the underwriters, at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized in Hong Kong, on the 6th day of March, 1997.


                                          EURO TECH HOLDINGS COMPANY LIMITED

                                          By: /s/  T.C. Leung
                                             ----------------------------------
                                             T.C. Leung,
                                             Chairman of the Board of Directors

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


               SIGNATURE                                  TITLE                       DATE
----------------------------------------  -------------------------------------  --------------

/s/  T.C. Leung                           Chairman of the Board of Directors,    March 6, 1997
----------------------------------------  Chief Executive Officer and Director
T.C. Leung                                (Principal Executive Officer)

/s/  Jerry Wong                           Chief Financial Officer and Director   March 6, 1997
----------------------------------------  (Principal Accounting and Financial
Jerry Wong                                Officer)

     *                                    Director                               March 6, 1997
----------------------------------------
Nancy Wong

     *                                    Director                               March 6, 1997
----------------------------------------
Nancy Wong

     *                                    Director                               March 6, 1997
----------------------------------------
Alex Sham

*By: /s/  T.C. Leung
    ------------------------------------
    T.C. Leung
    Attorney-in-Fact
                                                                                 March 6, 1997

                           AUTHORIZED REPRESENTATIVE


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on March 6, 1997 by the undersigned as the duly authorized representative of Euro Tech Holdings Company Limited in the United States.


                                          /s/  PATRICK W. LEUNG

                                          --------------------------------------
                                               Patrick W. Leung

900 Palisade Ave. 8F
Fort Lee, NJ 07024

                                 EXHIBIT INDEX


                                                                                   SEQUENTIALLY
   EXHIBIT                                                                           NUMBERED
    NO.                                 DESCRIPTION                                    PAGE
   -----   ----------------------------------------------------------------------  ------------
     1.1   Form of Underwriting Agreement (2)
     3.1   Registrant's Restated Memorandum and Articles of Association (1)
     4.1   Form of Underwriter's Warrant Certificate (2)
     4.2   Form of Financial Consulting Agreement to be entered into by and between the Registrant and the Underwriter (2)
     4.3   Form of Common Stock Certificate (2)
     4.4   Form of Redeemable Common Stock Purchase Warrants (2)
     4.5   Form of Warrant Agreement between Registrant and American Stock
           Transfer & Trust Company (2)
     5.1   Opinion of Smith Hughes, Raworth & McKenzie (2)
    10.1   Form of Stock Exchange Agreement (2)
    10.2   Preliminary Agreement between the Shanghai Thermometric Instrument
           Plant and Euro Tech (Far East) Ltd. (1)
    10.3   Lease For Euro Tech (Far East) Ltd.'s Hong Kong Office (1)
    10.4   Lease For Euro Tech (Far East) Ltd.'s Guangzhou Office (1)
    10.5   Purchase Agreement between Beijing China International Industry and
           Commerce Co. Ltd. and Euro Tech (Far East) Ltd. (Beijing sales office)
           (1)
    10.6   Purchase Agreement between Shanghai Xing Tai Real Estate Development
           Incorp. and Euro Tech (Far East) Ltd. (Shanghai sales office) (1)
    10.7   International Sales Representative and Distribution Agreement between
           Wallace & Tiernan and Euro Tech (Far East) Ltd. (1)
    10.8   Sales Representative Agreement between the Finnigan Corporation and
           Euro Tech (Far East) Ltd. (1)
    10.9   Distributorship Agreement between Hach Company and Euro Tech (Far
           East) Limited (1)
   10.10   Hong Kong Bank Mortgage Commitment Letter with Euro Tech (Far East)
           Ltd. (regarding Beijing sales office) (1)
   10.11   The Bank of East Asia Limited Mortgage Commitment Letter with Euro
           Tech (Far East) Limited (regarding Shanghai sales office) (1)
   10.12   Hong Kong Bank Mortgage with Euro Tech (Far East) Limited (regarding new office) (1)
   10.13   Standard Chartered Bank Mortgage with Euro Tech (Far East) Limited
           (regarding investment property) (1)
   10.14   Form of Agreement among Registrant, Euro Tech (Far East) Limited and
           Shereman Enterprises Ltd. (for the services of T.C. Leung) (2)
   10.15   Registrant's Stock Option Plan (2)
   10.16   Consulting Agreement with Sidford International Ltd. (2)
    23.1   Consent of Smith Hughes, Raworth & McKenzie (included in Exhibit 5.1)
           (2)
    23.2   Consents of Arthur Anderson & Co., Hong Kong (3)
    23.3   Consent of Gusrae, Kaplan & Bruno (2)
    23.4   Consent of Hastings & Co. (2)
    23.5   Consent of Jingtian Associates (2)
    24.1   Power of Attorney included on Page II-6 of initial filing.


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(1) Previously filed with initial filing.


(2) Previously filed with Amendment No. 1 on January 31, 1997.



(3) Filed herewith.